EV Energy Partners Announces Third Quarter 2007 Results, Updates Commodity Price Hedge Positions

HOUSTON, Nov 14, 2007 (BUSINESS WIRE) -- EV Energy Partners, L.P. (Nasdaq:EVEP) today announced results for the third quarter of 2007 and filed its Form 10-Q with the Securities and Exchange Commission.

Third Quarter 2007 Results

EVEP reported net income of $13.7 million, or $0.80 per basic and diluted weighted average unit outstanding, for the quarter ended September 30, 2007. Included in net income was $1.6 million of non-cash gains on commodity derivatives and $0.4 million of non-cash unit based compensation costs contained in general and administrative expenses. Adjusted EBITDA for the quarter, as described in the attached table under "Non-GAAP Measures", was $20.5 million.

Production for the quarter was 2.828 Bcf of natural gas, 86 MBbls of crude oil and 68 MBbls of natural gas liquids, or 3.75 Bcfe, a 60% increase over second quarter 2007 production of 2.35 Bcfe. This increase was primarily due to the inclusion of the Anadarko acquisition, which closed on June 27, 2007, for all of the third quarter of 2007. Lease operating expense for the quarter included $1.3 million, or $0.36 per mcfe of production, of payments made to third parties for natural gas liquids processing and natural gas gathering services related to production from the Central/East Texas assets acquired in the Anadarko acquisition.

John B. Walker, Chairman and CEO, stated, "We are very pleased with our continued growth in production and cash flow as we had the benefit of the Anadarko acquisition for this full quarter, and we look forward to the fourth quarter as we integrate the Permian Basin acquisition, which closed on October 1st, into our asset portfolio."

Quarterly Report on Form 10-Q

EVEP's financial statements and related footnotes are available on our third quarter 2007 Form 10-Q, which was filed today and is available through the Investor Relations/SEC Filings section of the EVEP web site at http://www.evenergypartners.com.

Conference Call

As announced on November 14 2007, EV Energy Partners, L.P. will host an investor conference call tomorrow, November 15, 2007 at 10:00am (Eastern Time). Investors interested in participating in the call may dial 303-262-2137 and ask for the EV Energy Partners call at least 5 minutes prior to the start time, or may listen live over the internet through the Investor Relations section of the EVEP web site at http://www.evenergypartners.com.

Updated Hedge Position

EVEP has expanded its commodity hedge program since the end of the third quarter. The company's current hedging positions are provided below in the Hedge Summary Table. EVEP utilizes derivative instruments, such as price swaps and collars, to minimize the variability of its forecasted cash flows due to price movements in natural gas, crude oil and natural gas liquids.

Hedge Summary Table (as of 11/14/07)

	Swap	Swap	Collar	Collar	Collar
	Volume	Price	Volume	Floor	Ceiling
	(MMmbtu/MBbls)		(MMmbtu/MBbls)
Natural Gas
2007 4 Q
NYMEX	689	$8.320	230	$7.250	$9.050
Dominion
Appalachia	285	$10.265
MichCon Citygate	184	$10.255	276	$8.000	$9.270
Houston Ship
Channel	353	$7.875
El Paso Permian	305	$6.890

2008
NYMEX	1,464	$8.848	366	$7.500	$9.850
NYMEX			366	$7.500	$9.650
NYMEX			732	$7.500	$9.700
NYMEX			732	$8.000	$11.300
Dominion
Appalachia	988	$9.750
MichCon Citygate	1,281	$8.160	732	$8.000	$9.550
Houston Ship
Channel	1,974	$8.168
El Paso Permian	1,098	$7.230

2009
NYMEX	1,643	$8.000	365	$7.500	$8.800
NYMEX			1,460	$7.750	$9.150
NYMEX			730	$8.000	$10.550
MichCon Citygate	1,825	$8.272
Houston Ship
Channel	1,577	$8.294
El Paso Permian	913	$7.930

2010
NYMEX	2,738	$8.440	548	$7.500	$10.000
Dominion
Appalachia	913	$8.715
MichCon Citygate	1,825	$8.340
Houston Ship
Channel			1,278	$7.250	$9.550
El Paso Permian	913	$7.680

Crude Oil
(NYMEX)
2007 4 Q	137.1	$72.800
2008	444.5	$72.450	45.8	$62.000	$73.950
2009	357.9	$71.850	45.6	$62.000	$73.900
2010	365.0	$71.160

EV Energy Partners, L.P., is a master limited partnership engaged in acquiring, producing and developing oil and gas properties. More information about EVEP is available on the internet at http://www.evenergypartners.com.

(code #: EVEP/G)

This press release may include "forward-looking statements" as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for natural gas and oil, our ability to replace reserves and efficiently develop our current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company's reports filed with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and EVEP undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

EV Energy Partners, L.P.
Operating Statistics

	Three Months Ended	Nine Months Ended
	September 30, 2007	September 30, 2007
Production data:
Oil (MBbls)	86	150
Natural gas liquids (MBbls)	68	71
Natural gas (MMcf)	2,828	6,129

Net production (MMcfe)	3,753	7,451

Average sales price per unit (1):
Oil (Bbl)	$72.04	$65.99
Natural gas liquids (Bbl)	$45.02	$44.86
Natural gas (Mcf)	6.04	6.71

Average unit cost per Mcfe:
Production costs:
Lease operating expenses	$1.97	$1.87
Production taxes	0.22	0.22

Total	2.19	2.09
Depreciation, depletion and amortization	1.66	1.58
General and administrative expense	0.70	0.85

(1)	Prior to $4.2 million and $8.2 million of net realized hedge gains for the three months and nine months ended September 30, 2007, respectively.

EV Energy Partners, L.P.
Balance Sheet
(in $ thousands)

	September 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$23,461	$1,875
Accounts receivable:
Oil and natural gas sales	11,798	4,608
Related party	2,332	1,996
Other	24	56
Derivative asset	4,865	5,929
Prepaid expenses and other current assets	349	790

Total current assets	42,829	15,254
Oil and natural gas properties, net of accumulated depreciation, depletion and amortization; Sept. 30, 2007, $17,256; December 31, 2006, $4,092	366,835	114,401
Other property, net of accumulated depreciation and amortization; Sept 30, 2007, $225; December 31, 2006, $195	238	283
Long-term derivative asset	1,080	2,286
Other assets	16,815	465

Total assets	$427,797	$132,689

LIABILITIES AND OWNERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$8,002	$3,248
Deferred revenues	538	-
Derivative liability	312	-

Total current liabilities	8,852	3,248
Asset retirement obligations	11,507	5,188
Share-based compensation liability	932	-
Long-term derivative liability	529	-
Long-term debt	91,000	28,000
Commitments and contingencies
Owners' equity:
Common unitholders	299,110	77,701
Subordinated unitholders	6,527	10,830
General partner interest	7,135	3,379
Accumulated other comprehensive income	2,205	4,343

Total owners' equity	314,977	96,253

Total liabilities and owners' equity	$427,797	$132,689

EV Energy Partners, L.P.
Results of Operations
(in $ thousands, except per unit data)

	Three Months Ended	Nine Months Ended
	September 30, 2007	September 30, 2007
	(Consolidated)	(Consolidated)

Revenues:
Oil, natural gas and natural gas liquids revenues	$26,354	$54,185
Gain on derivatives, net	869	2,563
Transportation and marketing- related revenues	2,206	7,826
Total revenues	29,429	64,574
Operating costs and expenses:
Lease operating expenses	7,375	13,896
Cost of purchased natural gas	1,876	6,762
Production taxes	819	1,671
Asset retirement obligations accretion expense	181	395
Depreciation, depletion and amortization	6,241	11,777
General and administrative expenses	2,636	6,367
Total operating costs and expenses	19,128	40,868
Operating income	10,301	23,706
Other income (expense), net:
Interest expense	(1,610)	(3,933)
Gain (loss) on mark-to-market derivatives, net	4,985	2,985
Other income, net	147	420
Total other income (expense), net	3,522	(528)
Income before income taxes	13,823	23,178
Income taxes	(88)	(88)
Net income	$13,735	$23,090
General partner's interest in net income, including incentive distribution rights	$1,721	$1,908
Limited partners' interest in net income	$12,014	$21,182
Net income per limited partner unit:

Common units (basic and diluted)	$0.80	$1.73
Subordinated units (basic and diluted)	$0.80	$1.73
Weighted average limited partner units outstanding:
Common units (basic and diluted)	11,839	9,132
Subordinated units (basic and diluted)	3,100	3,100

EV Energy Partners, L.P.
Statement of Cash Flows
(in $ thousands)

Nine Months Ended
September 30, 2007
(Consolidated)
Cash flows from operating activities:
Net income	$23,090
Adjustments to reconcile net income to net cash
flows provided by operating activities:
Asset retirement obligations accretion expense	395
Depreciation, depletion and amortization	11,777
Share-based compensation cost	932
Amortization of deferred loan costs	87
Unrealized loss on derivatives, net	2,671
Changes in operating assets and liabilities:
Accounts receivable	(3,236)
Prepaid expenses and other current assets	685
Other assets	(285)
Accounts payable and accrued liabilities	2,855
Deferred revenues	538

Net cash flows provided by operating activities	39,509

Cash flows from investing activities:
Acquisitions of oil and natural gas properties	(255,228)
Development of oil and natural gas properties	(7,316)
Deposit on acquisition of oil and gas properties	(16,000)

Net cash flows used in investing activities	(278,544)

Cash flows from financing activities:
Debt borrowings	259,350
Repayment of debt borrowings	(196,350)
Deferred loan costs	(152)
Proceeds from private equity offering	220,000
Offering costs	(175)
Distributions to partners and dividends paid	(16,226)
Distributions related to acquisitions	(5,826)

Net cash flows provided by (used in) financing activities	260,621

Increase (decrease) in cash and cash equivalents	21,586
Cash and cash equivalents - beginning of period	1,875

Cash and cash equivalents - end of period	$23,461

Non GAAP Measures

We define Adjusted EBITDA as net income (loss) plus interest expense (income), depreciation, depletion and amortization, accretion of asset retirement obligation, unrealized loss (gain) on derivatives, non-cash compensation expense, write-off of deferred financing costs, income tax provision, exploration expense and dry hole cost and impairment of unproved properties.

Adjusted EBITDA is used by our management to indicate (prior to the creation of any reserves) the cash available to pay distributions to our unitholders, after deduction for estimated maintenance capital expenditures and interest expense. This financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Adjusted EBITDA is also a quantitative standard used throughout the investment community with respect to performance of publicly-traded partnerships. Our Adjusted EBITDA should not be considered as an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Our Adjusted EBITDA excludes some, but not all, items that effect net income and operating income and these measures may vary among companies. Therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

EV Energy Partners, L.P.
Reconciliation of Net Income to Adjusted EBITDA
(in $ thousands)

	Three Months Ended	Nine Months Ended
	September 30, 2007	September 30, 2007

Net income	13,735	23,090
Add:
Income taxes	88	88
Interest expense/(income), net	1,431	3,479
Depreciation, depletion and amortization	6,241	11,777
Asset retirement obligation accretion expense	181	395
Non-cash (gains) losses on commodity derivatives	(1,633)	2,671
Non-cash unit based compensation expense	434	962

Adjusted EBITDA	20,477	42,462
Estimated maintenance capital expenditures (1)	7,100	13,400

(1)
Estimated maintenance capital expenditures are those expenditures estimated to be necessary to maintain the production levels of our oil and gas properties over the long term and the operating capacity of our other assets over the long term.

SOURCE: EV Energy Partners, L.P.

EV Energy Partners, L.P., Houston
Michael E. Mercer, 713-651-1144
http://www.evenergypartners.com

Copyright Business Wire 2007

News Provided by COMTEX